As filed with the Securities and Exchange Commission on June 21, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Kraft Foods Inc.

(Exact name of registrant as specified in its charter)

Virginia	52-2884372
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

Three Lakes Drive
Northfield, Illinois	60093
(Address of Principal Executive Offices)	(Zip Code)

KRAFT FOODS INC. 2005 PERFORMANCE INCENTIVE PLAN

(Full Title of the Plan)

Marc S. Firestone, Esq.
Executive Vice President, General Counsel and Corporate Secretary
Kraft Foods Inc.
Three Lakes Drive
Northfield, Illinois 60093
(847) 646-2000

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, no par value	150,000,000 shares (1) (2)	$31.32 (3)	$4,698,000,000 (3)	$552,955 (2)

(1)                                  This Registration Statement also covers such additional and indeterminate number of shares of Class A Common Stock as may become issuable by reason of stock dividends, stock splits or similar transactions.

(2)                                  A portion of the registration fee has been previously paid.  Of the shares of Class A Common Stock of Kraft Foods Inc. registered under this Registration Statement, 41,605,803 shares were previously registered for offer and sale under the Registration Statement on Form S-8 (Registration No. 333-84616) of Kraft Foods Inc. (the “Prior S-8 Registration Statement”) filed with the Securities and Exchange Commission on March 20, 2002, and the balance of the shares are newly registered shares.  Such 41,605,803 shares (the “Carried Forward Shares”) have not been offered or sold pursuant to the Prior S-8 Registration Statement.  Pursuant to Rule 457(p), the registration fee of $552,955 for this Registration Statement is offset by a registration fee of $143,043 previously paid by Kraft Foods Inc. for the Prior S-8 Registration Statement with respect to the Carried Forward Shares.  Kraft Foods Inc. is contemporaneously filing Post-Effective Amendment No. 1 to the Prior S-8 Registration Statement to reflect the removal from registration of such Carried Forward Shares under the Prior S-8 Registration Statement.

(3)                                  Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, pursuant to Rules 457(c) and 457(h), based upon the average of the high and low prices of the Class A Common Stock of Kraft Foods Inc. reported in the New York Stock Exchange Composite Quotation System on June 16, 2005.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) (Commission file number 1-16483) by Kraft Foods Inc. (the “Company”) are incorporated herein by reference:

(a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

(b) the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005;

(c) all other reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2004; and

(d) the description of the Company’s Class A Common Stock, no par value, contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on May 9, 2001, including any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

The Virginia Stock Corporation Act (the “VSCA”) permits, and the Company’s Articles of Incorporation require, indemnification of the Company’s directors, officers and controlling persons in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s Articles of Incorporation require the Company to indemnify its directors, officers and controlling persons to the full extent permitted by the VSCA. Sections 13.1-697 and 13.1-702 of the VSCA generally authorize a Virginia corporation to indemnify its directors, officers, employees or agents in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Section 13.1 704 of the VSCA also provides that a Virginia corporation has the power to make any further indemnity to any director, officer, employee or agent, including under its articles of incorporation or any bylaw or shareholder resolution, except an indemnity against their willful misconduct or a knowing violation of the criminal law.

The Company’s Articles of Incorporation also provide that, to the full extent that the VSCA permits the limitation or elimination of the liability of directors, officers and certain controlling persons, no director, officer or such controlling person of the Company shall be liable to the Company or its shareholders for monetary damages arising out of any transaction, occurrence or course of conduct. Section 13.1-692.1 of the VSCA presently permits the elimination of liability of directors and officers in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of a corporation, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security.

The Company carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act.

The foregoing summary is qualified by reference to the full provisions of the VSCA and the Company’s Articles of Incorporation and Amended and Restated By-laws.

Item 7.    Exemptions from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit Number	Description of Exhibit

4.1

Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed with the Commission on March 16, 2001 (Registration Number 333-57162)).

4.2

Articles of Amendment to Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, filed with the Commission on March 16, 2001 (Registration Number 333-57162)).

4.3

Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K, filed with the Commission on December 8, 2004 (Commission file number 1-16483)).

4.4

Kraft Foods Inc. 2005 Performance Incentive Plan (incorporated by reference to Exhibit E to the Company’s Definitive Proxy Statement for the 2005 Annual Meeting of Stockholders, filed with the Commission on March 4, 2005 (Commission file number 1-16483)).

5.1*	Opinion of Sidley Austin Brown & Wood LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Sidley Austin Brown & Wood LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1*	Powers of Attorney (contained on the signature page to this Registration Statement).

*  Filed herewith.

Item 9.    Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on this 21st day of June, 2005.

KRAFT FOODS INC.

By:	/s/ James P. Dollive
James P. Dollive
Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Roger K. Deromedi, Marc S. Firestone and James P. Dollive, and any one or more of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date Signed

/s/ Roger K. Deromedi	Director and Chief Executive Officer	June 21, 2005
Roger K. Deromedi	(principal executive officer)

/s/ James P. Dollive	Executive Vice President and Chief	June 21, 2005
James P. Dollive	Financial Officer (principal financial officer)

/s/ David A. Brearton	Senior Vice President, Business Process	June 21, 2005
David A. Brearton	Simplification, and Corporate Controller (principal accounting officer)

/s/ Jan Bennink	Director	June 21, 2005
Jan Bennink

/s/ Louis C. Camilleri	Director	June 21, 2005
Louis C. Camilleri

/s/ Dinyar S. Devitre	Director	June 21, 2005
Dinyar S. Devitre

/s/ W. James Farrell	Director	June 21, 2005
W. James Farrell

/s/ Betsy D. Holden	Director	June 21, 2005
Betsy D. Holden

/s/ Richard A. Lerner	Director	June 21, 2005
Richard A. Lerner

Signature	Title(s)	Date Signed

/s/ John C. Pope	Director	June 21, 2005
John C. Pope

/s/ Mary L. Schapiro	Director	June 21, 2005
Mary L. Schapiro

/s/ Charles R. Wall	Director	June 21, 2005
Charles R. Wall

/s/ Deborah C. Wright	Director	June 21, 2005
Deborah C. Wright

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1

Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed with the Commission on March 16, 2001 (Registration Number 333-57162)).

4.2

Articles of Amendment to Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, filed with the Commission on March 16, 2001 (Registration Number 333-57162)).

4.3

Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed with the Commission on December 8, 2004 (Commission file number 1-16483)).

4.4

Kraft Foods Inc. 2005 Performance Incentive Plan (incorporated by reference to Exhibit E to the Company’s Definitive Proxy Statement for the 2005 Annual Meeting of Stockholders, filed with the Commission on March 4, 2005 (Commission file number 1-16483)).

5.1*	Opinion of Sidley Austin Brown & Wood LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Sidley Austin Brown & Wood LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1*	Powers of Attorney (contained on the signature page to this Registration Statement).

*  Filed herewith.